From:  SANFORD TELLER COMMUNICATIONS                   April 27, 2005
        1365 York Avenue
        New York, NY 10021
        (212) 717-0332

 For:   MORTON'S RESTAURANT GROUP, INC.                 FOR IMMEDIATE RELEASE
        3333 New Hyde Park Road
        New Hyde Park, NY 11042
        (516) 627-1515
        www.mortons.com

Contact: THOMAS J. BALDWIN, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, MORTON'S RESTAURANT GROUP, INC.



MORTON'S RESTAURANT GROUP SAYS JOHN T. BETTIN, PRESIDENT OF ITS MORTON'S, THE STEAKHOUSE DIVISION, HAS RESIGNED.



New Hyde Park, NY. . . . Morton's Restaurant Group, Inc. today announced that
John T. Bettin, president of its Morton's, The Steakhouse division since 1998, will be leaving Morton's, effective June 19, 2005, to join another restaurant company.

     Allen J. Bernstein, chairman and president of Morton's Restaurant Group, said, "I accept John's resignation with regret. I will always appreciate his expertise, his unflagging dedication and energy, and his role in helping to enhance Morton's brand leadership. He has been a fine colleague and a warm friend. All of us at Morton's Restaurant Group wish him great success in his new position."

     Bernstein said that, "We are fortunate that Morton's, The Steakhouse co-founder and current vice chairman Klaus Fritsch will step in on an interim basis and serve as the company's president (a position he has previously held) until a new president is named.

     Prior to joining Morton's, Bettin had been executive vice president of Capital Restaurants Concepts, Ltd. since April 1994 and earlier worked for Gilbert Robinson, Inc. where he held a number of positions, including corporate executive chef, vice president operations and senior vice president, concept department.

     Morton's Restaurant Group owns and operates 72 restaurants (64 Morton's steakhouses in the United States and one each in Hong Kong, Singapore, Toronto and Vancouver, as well as 4 Bertolini's Authentic Trattorias).


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